Exhibit 5.1

OPINION OF FOLEY & LARDNER LLP

Noble International Ltd. 28213 Van Dyke Road Warren, Michigan 48093	January 30, 2007	ATTORNEYS AT LAW ONE DETROIT CENTER 500 WOODWARD AVENUE, SUITE 2700 DETROIT, MI 48226-3489 313.234.7100 TEL 313.234.2800 FAX WWW.FOLEY.COM

Gentlemen:

We are acting as counsel to Noble International Ltd., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the 2,083,334 shares of common stock of the Company (the “Shares”) issuable to the selling security holders identified in the Registration Statement upon conversion of the 8% Amended and Restated Convertible Subordinated Notes issued by the Company and held by such selling security holders (the “Notes”).

In connection with the registration of the Shares, we have examined and are familiar with the certificate of incorporation and bylaws of the Company, as presently in effect, the proceedings of and actions taken by the Board of Directors of the Company with respect to the registration and issuance of the Shares and such other records, certificates and documents as we have considered necessary or appropriate for purposes of giving the opinion stated below.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon conversion of the Notes, will be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus and any supplements thereto. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.